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                                  EXHIBIT 4.1


FULLY PAID                                                      NON-ASSESSABLE
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                                 NUCLEUS, INC.

                             A Nevada Corporation
                         Common Stock - $.001 Par Value


This Certifies That ____________________________________________________________
is the owner of ___________________________________Shares of the Common Stock of

                             NUCLEUS INCORPORATED

transferable only on the books of the Corporation by the holder hereof in person or by Attorney upon surrender of this Certificate properly endorsed.

In Witness Whereof, the Corporation has caused this Certificate to be signed by the facsimile signatures of its duly authorized officers and to be sealed with the facsimile seal of the Corporation this _______________ day of __________________________ 19____


                              [SEAL APPEARS HERE]

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